Exhibit 10.26

Execution Version

THIS NOTE AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATES IN THE UNITED STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

CONVERTIBLE PROMISSORY NOTE

Date of Note:	March 13, 2026

Principal Amount of Note:	$750,000

For value received Exyn Technologies, Inc., a Delaware corporation (the “Company”), promises to pay to NCH Ventures, LLC, or its assigns and successors (the “Holder”), the principal amount set forth above with simple interest on the outstanding principal amount at the rate of eight percent (8%) per annum. Interest shall commence with the date hereof and shall continue on the outstanding principal amount until paid in full or converted. Interest shall be computed on the basis of a year of 365 days for the actual number of days elapsed. All unpaid interest and principal shall be due and payable upon request of the Holder on or after March 13, 2028 (the “Maturity Date”).

1.	Basic Terms.

(a)          Purchase Agreement. This convertible promissory note (the “Note”) is issued pursuant to the terms of that certain Convertible Note and Warrant Purchase Agreement, dated as of March 13, 2026, by and among the Company and the Holder (as may be amended or restated from time to time, the “Purchase Agreement”). Capitalized terms not otherwise defined hereunder shall have the meanings ascribed to such terms in the Purchase Agreement.

(b)          Payments. All payments of interest and principal shall be in lawful money of the United States of America. All payments shall be applied first to the repayment of accrued fees and/or expenses under this Note (if any), second to accrued interest until all then outstanding accrued interest has been paid in full, and thereafter to the repayment of principal until all principal has been paid in full.

(c)          Prepayment. The Company may prepay this Note prior to the Maturity Date.

2.	Conversion and Repayment.

(a)          Conversion upon an Initial Public Offering. In the event that the Company completes an IPO on or before the Maturity Date, then upon the election of the Holder all or any portion of the outstanding principal amount of this Note and any unpaid accrued interest may be converted in whole or in part into shares of Common Stock at the Conversion Price (as defined below) applicable to this Section 2(a). The Company shall provide the Holder with written notice of any proposed IPO at least fifteen (15) days prior to the closing thereof of such IPO.

(b)          Optional Conversion at Non-IPO Financing. In the event the Company consummates, while this Note remains outstanding and prior to an IPO or the Maturity Date, an equity financing (for the principal purpose of raising capital) pursuant to which it sells Company Equity Securities (as defined in the Purchase Agreement) to investors in a transaction that does not constitute an IPO (a “Non- IPO Financing”), then, upon the election of the Holder, all outstanding principal amount of this Note and any unpaid accrued interest thereon may be fully converted into shares of Shadow Preferred Stock sold in such Non-IPO Financing at the Conversion Price applicable to this Section 2(b). The Company shall provide the Holder with written notice of any proposed Non-IPO Financing at least fifteen (15) days prior to the initial closing thereof, describing in reasonable detail the terms and conditions of such Non-IPO Financing.

(c)          Maturity Date Conversion or Repayment. In the event that this Note remains outstanding on or after the Maturity Date, then, upon the election of the Holder, the Company shall either (i) repay each Holder in cash all outstanding principal and all accrued but interest unpaid on each such Holder’s Note(s), or (ii) convert all or a portion of the outstanding principal balance of this Note, and all unpaid accrued interest thereon, into shares of Common Stock at the Conversion Price applicable to this Section 2(c).

(d)          Change of Control. If an IPO has not occurred prior to the Maturity Date, and the Company consummates a Change of Control (as defined below), the Company shall, at the option of the Holder, either (i) repay the Holder in cash in an amount equal to two times (2X) the principal amount of this Note, plus any unpaid accrued interest on the original principal amount of this Note, which repayment requirement shall be senior in preference to any payments to be made in respect of any Company Equity Security in connection with such Change of Control, or (ii) convert the outstanding principal balance of this Note and any unpaid accrued interest thereon into shares of Common Stock at the Conversion Price applicable to this Section 2(d). The Company shall give the Holder notice of a Change of Control not less than ten (10) days prior to the anticipated date of consummation of the Change of Control. Any repayment pursuant to this Section 2(d) in connection with a Change of Control shall be subject to any required tax withholdings, and may be made by the Company (or any party to such Change of Control or its agent) following the Change of Control in connection with payment procedures established in connection with such Change of Control.

(e)	Definition. For purposes of this Note:

(i)           “Change of Control” means the occurrence of (i) any transaction or series of related transactions that results in a “person” or “group” (within the meaning of Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), becoming the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended), directly or indirectly, of more than fifty percent (50%) of the outstanding voting securities of the Company having the right to vote for the election of members of the Board of Directors of the Company, (ii) any reorganization, merger or consolidation of the Company, other than a transaction or series of related transactions in which the holders of the voting securities of the Company outstanding immediately prior to such transaction or series of related transactions retain, immediately after such transaction or series of related transactions, at least a majority of the total voting power represented by the outstanding voting securities of the Company or such other surviving or resulting entity or (iii) a sale, lease or other disposition of all or substantially all of the assets of the Company.

(ii)	“Conversion Price” means the

(1)          with respect to a conversion of this Note pursuant to Section 2(a), the lesser of (i) the public offering price per share of Common Stock offered by the Company the IPO multiplied by 0.75, and (ii) the quotient resulting from dividing the Valuation Cap by the number of fully diluted shares of capital stock of the Company immediately prior to the closing of the IPO (assuming conversion of all securities convertible into shares of Common Stock and exercise of all outstanding options and warrants, including all shares of Common Stock reserved and available for future grant under any equity incentive or similar plan of the Company, but excluding the shares of Common Stock issuable upon the conversion of this Note or exercise of the Warrant);

(2)          with respect to a conversion of this Note pursuant to Section 2(b), the lesser of (i) the cash price paid per share by the investors in the Non-IPO Financing multiplied by 0.75, and (ii) the quotient resulting from dividing the Valuation Cap by the number of fully diluted shares of capital stock of the Company immediately prior to the initial closing of the Non-IPO Financing (assuming conversion of all securities convertible into shares of Common Stock and exercise of all outstanding options and warrants, including all shares of Common Stock reserved and available for future grant under any equity incentive or similar plan of the Company, and/or any equity incentive or similar plan to be created and/or increased in connection with such Non-IPO Financing, but excluding the shares of equity securities of the Company issuable upon the conversion of this Note or exercise of the Warrant);

(3)          with respect to a conversion of this Note pursuant to Section 2(c), the price per share equal to the most recent fair market value of a share of Common Stock, as set forth in a written appraisal by a third party appraiser, complying with Section 409A of the Internal Revenue Code of 1986, as amended, dated within 12 months of the date of such conversion; and

(4)          with respect to a conversion of this Note pursuant to Section 2(d), a conversion price per share equal to the quotient resulting from dividing the Valuation Cap (as defined below) by the number of outstanding shares of capital stock of the Company immediately prior to such Change of Control (assuming conversion of all securities convertible into Common Stock, and exercise of all outstanding options and warrants, but excluding the shares of equity securities of the Company issuable upon the conversion of this Note or the Warrant).

(iii)         “Equity Financing” means a Qualified Financing or a Non-IPO Financing upon which this Note (together with any unpaid accrued interest thereon) is converted pursuant to Section 2(b) hereof.

(iv)         “IPO” means the Company’s first underwritten public offering of its Common Stock under the Act.

(v)          “Shadow Preferred Stock” means a series of newly created preferred stock of the Company having the identical rights, privileges, preferences and restrictions as the Company Equity Securities issued to the investors in the Non-IPO Financing, and otherwise on the same terms and conditions, other than with respect to (i) the per share liquidation preference and the conversion price for purposes of price-based anti-dilution protection, which will equal the applicable Conversion Price; and (ii) the per share dividend, which will be the same percentage of the applicable Conversion Price as applied to determine the per share dividends of the investors in the Non-IPO Financing relative to the purchase price paid by the investors.

(vi)         “Valuation Cap” means $90,000,000.

(f)          Procedure for Conversion. In connection with any conversion of this Note into capital stock, the Holder shall surrender this Note to the Company and deliver to the Company any documentation reasonably required by the Company (including, in the case of the applicable Equity Financing, all financing documents executed by the Investors in connection with such Equity Financing). The Company shall not be required to issue or deliver the capital stock into which this Note may convert until the Holder has surrendered this Note to the Company and delivered to the Company any such documentation. Upon the conversion of this Note into capital stock pursuant to the terms hereof, in lieu of any fractional shares to which the Holder would otherwise be entitled, the Company shall pay the Holder cash equal to such fraction multiplied by the price at which this Note converts.

(g)          Interest Accrual. If a Change of Control or an Equity Financing is consummated, all interest on this Note shall be deemed to have stopped accruing as of a date selected by the Company that is up to five (5) days prior to the initial closing (or consummation) of such Change of Control or Equity Financing.

3.	Events of Default.

(a)          If there shall be any Event of Default (as defined below) hereunder, at the option and upon the declaration of the Holder and upon written notice to the Company (which election and notice shall not be required in the case of an Event of Default under subsection (ii) or (iii) below), this Note shall accelerate and all principal and unpaid accrued interest shall become due and payable. The occurrence of any one or more of the following shall constitute an “Event of Default”:

(i)         the Company fails to repay principal when due or pay interest or other payments when due and such failure continues for five business days of the Company’s receipt of written notice from the Holder;

(ii)        the Company breaches any covenant (other than a payment covenant) the breach of which would result in a material adverse effect on the Company, which is not cured within 30 days of receipt of written notice from the Holder;

(iii)       the Company voluntarily files a petition for bankruptcy under any federal or state insolvency law; or

(iv)       the Company is the subject of an involuntary petition for bankruptcy under any federal or state insolvency laws and such petition is not dismissed within 45 days..

(b)          In the event of any Event of Default hereunder, the Company shall pay all reasonable attorneys’ fees, costs and expenses incurred by the Holder in enforcing and collecting under any of the Financing Documents.

4.	Miscellaneous Provisions.

(a)          Waivers. The Company hereby waives demand, notice, presentment, protest and notice of dishonor.

(b)          Further Assurances. The Holder agrees and covenants that at any time and from time to time the Holder will promptly execute and deliver to the Company such further instruments and documents and take such further action as the Company may reasonably require in order to carry out the full intent and purpose of this Note and to comply with state or federal securities laws or other regulatory approvals.

(c)          Transfers. This Note may be transferred only upon its surrender to the Company for registration of transfer, duly endorsed, or accompanied by a duly executed written instrument of transfer in form satisfactory to the Company; provided, that, for the avoidance of doubt, the Holder may assign or otherwise transfer this Note to its affiliates or other investment vehicles controlled by Holder upon providing prior written notice of such assignment or transfer to the Company, subject to compliance with applicable securities laws. Thereupon, this Note shall be reissued to, and registered in the name of, the transferee, or a new Note for like principal amount and interest shall be issued to, and registered in the name of, the transferee. Interest and principal shall be paid solely to the registered holder of this Note. Such payment shall constitute full discharge of the Company’s obligation to pay such interest and principal.

(d)          Amendment and Waiver. Any term of this Note may be amended or waived with the written consent of the Company and the Holder.

(e)          Governing Law. This Note shall be governed by and construed under the laws of the State of Delaware, as applied to agreements among Delaware residents, made and to be performed entirely within the State of Delaware, without giving effect to conflicts of laws principles.

(f)           Binding Agreement. The terms and conditions of this Note shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Note, expressed or implied, is intended to confer upon any third party any rights, remedies, obligations or liabilities under or by reason of this Note, except as expressly provided in this Note.

(g)          Counterparts; Manner of Delivery. This Note may be executed and delivered in one or more counterparts, each of which shall be enforceable against the parties that execute such counterparts, and all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act or other applicable law) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

(h)          Titles and Subtitles. The titles and subtitles used in this Note are used for convenience only and are not to be considered in construing or interpreting this Note. All references in this Note to sections, paragraphs, and exhibits shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits attached hereto.

(i)           Notices. All notices and other communications given or made pursuant to this Note shall be in writing and shall be deemed effectively given upon the earlier of actual receipt, or (a) personal delivery to the party to be notified, (b) when sent, if sent by electronic mail or facsimile during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) business day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their address as set forth on their respective signature page, or to such e-mail address, facsimile number or address as subsequently modified by written notice given in accordance with this Section 4(i).

(j)           Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to the Holder, upon any breach or default of the Company under this Note shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character by the Holder of any breach or default under this Note, or any waiver by the Holder of any provisions or conditions of this Note, must be in writing and shall be effective only to the extent specifically set forth in writing and that all remedies, either under this Note, or by law or otherwise afforded to the Holder, shall be cumulative and not alternative. This Note shall be void and of no force or effect in the event that the Holder fails to remit the full principal amount to the Company within five calendar days of the date of this Note.

(k)          Entire Agreement. This Note and other Financing Documents constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof, and no party shall be liable or bound to any other party in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein.

(l)            Loss, Destruction, Etc. of this Note. Upon receipt of evidence of the loss, theft, destruction or mutilation of this Note and, in the case of loss, theft or destruction, upon delivery of an affidavit and indemnity agreement executed by the Holder in form and substance reasonably acceptable to the Company, delivered to the Company, confirming the loss, theft or destruction of this Note and indemnity to the Company or, in the case of mutilation, upon surrender and cancellation hereof, the Company will issue a new Note of like tenor, evidencing the outstanding obligations of the Company hereunder.

(m)         Tax Treatment. The Company and the Holder agree that this Note will be treated as an equity interest in the Company for all U.S. federal, state, local and other income tax purposes, and neither the Company nor the Holder shall take any contrary position on any tax return except to the extent there is a “final determination” (within the meaning of Section 1313 of the U.S. Internal Revenue Code of 1986, as amended) to the contrary.

(n)          Rules of Construction. The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Note.

[Signature pages follow]

The parties have executed this Convertible Promissory Note as of the date first noted above.

COMPANY:

Exyn Technologies, Inc.

By:	/s/ Brandon Torres Declet

	Name:	Brandon Torres Declet
	Title:	CEO

E-mail:		bdeclet@exyntechnologies.com

Address:	2118 Washington Avenue Ste 1000 Philadelphia, PA 19146

SIGNATURE PAGE TO
EXYN TECHNOLOGIES, INC.
CONVERTIBLE PROMISSORY NOTE

The parties have executed this Convertible Promissory Note as of the date first noted above.

HOLDER:

NCH Ventures, LLC

By:	/s/ Leslie Kass

	Name:	Leslie Kass
	Title:	CEO

E-mail:		Leslie.Kass@lewistree.com

Address:	300 Lucius Gordon Drive West Henrietta, NY 14586

SIGNATURE PAGE TO

EXYN TECHNOLOGIES, INC.

CONVERTIBLE PROMISSORY NOTE